Exhibit 10.2

BLUE MOUNTAIN MIDSTREAM LLC

FIRST AMENDMENT TO THE

2018 OMNIBUS INCENTIVE PLAN

Dated:   February 28, 2019

1. Amendment

This First Amendment (this “Amendment”) to the 2018 Omnibus Incentive Plan (the “Plan”) of Blue Mountain Midstream LLC, a Delaware limited liability company (the “Company”), dated as of July 1, 2018, is intended to increase the total number of Incentive Units (“Units”), available for issuance under the Plan from 32,500 Units to 58,750 Units.

Capitalized terms used but not defined in this Amendment will have the meanings ascribed to them in the Plan.

2.Units Subject to the Plan

Section 4.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) The aggregate number of Units that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 58,750 Units (subject to any increase or decrease pursuant to Section 4.2) 35,250 Units shall be available for Awards under the Plan (the “Unit Reserve”) and 23,500 Units shall be available to settle Performance Awards for which the payment level exceeds 100% (the “Additional Unit Award Reserve”), all of which may be either authorized and unissued Units or Units held in or acquired for the treasury of the Company or both.”

Date Approved by the Board of the Company:  February 28, 2019